                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS





                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Carleton Ventures, Inc. on Form SB-2 of our Auditors' Report dated January 17, 2002 on the balance sheet of Carleton Ventures, Inc. as at December 31, 2001, and the related statement of loss, statement of cash flows and statement of stockholders' equity for the period from inception on May 26, 1999 to December 31, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.

Vancouver,  Canada                                      /s/ Morgan  &  Company

March  12,  2002                                         Chartered  Accountants



Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1